                                                                   Exhibit 10.53


           TRANSLATION. ONLY FOR REFERENTIAL/INFORMATIONAL PURPOSES.
                         FROM FINAL, EXECUTED VERSION.

                                LEASE AGREEMENT

                                    BETWEEN

          FRACCIONADORA DINAMICA DEL PACIFICO S.A. DE C.V., Landlord

                                      AND

                CMC INDUSTRIAS HERMOSILLO S.A. DE C.V., Tenant


                               Premises Address:
                               -----------------

                   Carretera Internacional Hermosillo-Nogales
                   Kilometer 8.7, Hermosillo, Sonora, Mexico

                                LEASE AGREEMENT
                                ---------------

                     Industrial/Warehouse - Single Tenant
                  [Carretera Internacional Hermosillo-Nogales
                  Kilometer 8.7, Hermosillo, Sonora, Mexico]

     THIS LEASE AGREEMENT (THIS "LEASE") is made as of this 15th day of March of 2001, by and between FRACCIONADORA DINAMICA DEL PACIFICO S.A. DE C.V. (hereinafter "LANDLORD"), a Mexican commercial corporation, having a principal place of business in Hermosillo, Sonora, Mexico, and represented herein by Jose Maria Aguirre Ramos in his capacity as its legal representative, and CMC INDUSTRIAS HERMOSILLO S.A. DE C.V. (hereinafter "TENANT"), a Mexican commercial corporation, having a principal place of business in Hermosillo, Sonora, Mexico, and represented herein by Simon Perez Gonzalez as its legal representative.

                           W  I  T  N  E  S  E  T  H:

A.  Landlord hereby states, represents and warrants that:

    (a) Landlord is a Mexican commercial corporation, duly incorporated and existing as a "sociedad anonima de capital variable" pursuant to applicable Mexican laws.

    (b) As evidenced in EXHIBIT C executed by the Land Owners, Landlord has proper and sufficient legal right and authority to grant to Tenant the use and possession of the Premises for the term, pursuant to the terms of this lease agreement.

    (c) The Premises will have, no later than at the Commencement Date or within 90 (ninety) calendar days after the Commencement Date, an authorized zoning designation and a land use license that shall allow light o low impactindustrial use (as may be applicable to the industrial activities of manufacture of electronic components that the Tenant intends to carry out at the Building and of which Landlord is fully aware)in accordance with the city plan of the municipality of Hermosillo, State of Sonora, Mexico ("Programa Municipal de Desarrollo Urbano del Centro de Poblacion de Hermosillo, Actualizacion 2000").

    (d) Landlord wishes to grant to Tenant the temporary use and possession of the Premises pursuant to the terms and conditions contained herein.

    (e) Landlord has the necessary authority to execute this Lease. Said authority has not been limited or revoked in any manner whatsoever.

B.  Tenant hereby states, represents and warrants that:

    (a) Tenant is Mexican commercial corporation, duly incorporated and existing as a "sociedad anonima de capital variable" pursuant to applicable Mexican laws.

    (b) Tenant wishes to accept from Landlord the use and possession of the Premises for the terms and conditions contained herein.

    (c) Tenant has the necessary authority to execute this Lease. Said authority has not been limited or revoked in any manner whatsoever.

C. Both parties state that this Lease is being executed free from any and all consensual defects.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their heirs, executors, administrators, legal representative, successors and assigns, hereby covenant and agree as follows:

                                C L A U S E S :

1.  DEFINITIONS.  The following terms shall have the meanings set forth below.

"Base Rent" shall mean the base rent payable by Tenant during the Term, as follows (amounts set forth below are in currency of the United States of America):

                                                    PAYMENTS    MONTHLY/PER
DATES                                 ANNUAL        MONTHLY     SQUARE FOOT
-----                                 ------        -------     -----------
Years one (1) through five(5)        $823,938      $68,661.50      $0.53
                                      -------      ----------      -----
Years six (6) through seven (7)      $917,214      $76,434.50      $0.59
                                     --------      ----------      -----

"Building" shall mean that certain building and other improvements [to be constructed by Landlord at the Land in accordance with this Lease], having a street address of Carretera Internacional Hermosillo-Nogales, Kilometer 8.7, Hermosillo, Sonora, Mexico and [to contain/containing] approximately 129,550 square feet.

"Commencement Date" shall mean the date of Substantial Completion. Landlord and Tenant shall confirm the Commencement Date, Expiration Date and Term in writing (in the form of EXHIBIT B attached hereto) immediately upon the determination thereof.

"Expiration Date" shall mean the last day of the calendar month in which the seventh anniversary of the Commencement Date occurs; provided, however, that if the Commencement Date occurs on the first day of a calendar month, the Expiration Date shall be the last day of the calendar month immediately preceding the calendar month in which the seventh anniversary of the Commencement Date occurs.

"Guarantor"  shall mean ACT Manufacturing, Inc.

"Guaranty" shall mean the guaranty of Tenant's obligations under this Lease executed and delivered by Guarantor simultaneously with the execution and delivery of this Lease, which guaranty is in the form of EXHIBIT D attached hereto.

"Land" shall mean that certain real property on which the Building is or will be situated, located in the City of Hermosillo and State of Sonora, the area, measures, and boundaries of which are shown in the plan that is attached hereto as EXHIBIT A. The Land Owners' title over the Land is evidenced in public instrument number 51,408, volume 1,412, executed before Carlos Cabrera Fernandez, Esq., notary public number eleven commissioned in Hermosillo, Sonora, and registered with the Public Registry of Property and Commerce of said place under number 227,471, volume 1,558, real estate Clause, book one, on September 11, 1997.

"Land Owners"  shall mean Mrs. Yolanda del Carmen Soto Cubillas and Mrs.
     Patricia de Fatima Garcia Martinez, who are the legal owners of the Land.

"Laws" shall mean all applicable laws, statutes, codes, orders and regulations and with any related directive, and with all rules, orders, regulations or requirements of any board of fire underwriters or any other similar body with respect to the Premises or the use or occupancy thereof.

"Licencia de Uso de Suelo" shall mean the land use license that Landlord hereby undertakes to apply for and obtain, at its sole expense, no later than at the Commencement Date or within 90 (ninety) calendar days after the Commencement Date as provided in Section 5 paragraph (I), which license shall allow light o low impact industrial use (as may be applicable to the industrial activities of manufacture of electronic components that the Tenant intends to carry out at the Building and of which Landlord is fully aware) in accordance with the city plan of the municipality of Hermosillo, State of Sonora, Mexico ("Programa Municipal de Desarrollo Urbano del Centro de Poblacion de Hermosillo, Actualizacion 2000").

"Plant" shall mean the portion of the Building that will be used by Tenant for the installation and operation of its production lines, warehouses, and shipping and receiving areas for materials and products, as shown in EXHIBIT "F" hereto.

"Offices" shall mean the portions of the Building other than the Plant, as shown in Exhibit "F" hereto.

"Parking Spaces" shall mean the parking spaces included at the Premise's parking facility.

"Permitted Uses" shall mean non-contaminating manufacturing, warehouse and office uses to the extent same are permitted under the "Licensia de Uso de Suelo".

"Premises" shall mean, collectively, the Land, the Building, and any other building or improvements now or hereafter constructed on the Land.

"Rent Payment Account" shall mean the account number 0631581022, ABA 091000019, in the name of Fraccionadora Dinamica del Pacifico S.A. de C.V., maintained with Wells Fargo Bank, branch number 1255, in Nogales, Arizona, United States of America. Tenant shall pay rent by means of wire or intra or inter-bank transfer of funds within the Mexican banking system or check drawn on an account in a Mexican bank.

"Substantial Completion of the Plant" shall mean that (with the exception of punch-list items which at Tenant's sole discretion would not prevent the use or occupancy by Tenant of the Plant for the Permitted Uses, as contemplated in Clause five (5) paragraphs (C) and (E)]) the following three conditions have been met: (i) The work to be performed by Landlord in accordance with Clause five (5), as far as the Plant is concerned and as contemplated in such Clause, has been completed at Tenant's satisfaction;
     (ii) the Tenant has full use and access to the Plant s; and (iii) the Landlord has obtained a certificate from Landlord's architect specifying the Landlord's work at the Plant has been completed in accordance with the drawings and specifications as defined in Clause 5(A).

"Substantial Completion of the Offices" shall mean that [with the exception of punch-list items which at Tenant's sole discretion would not prevent the use or occupancy by Tenant of the Offices for the Permitted Uses, as contemplated in Clause five (5) paragraph (G)] the following three conditions have been met: (i) The work to be performed by Landlord in accordance with Clause five (5), as far as the Offices is concerned and as contemplated in such Clause five (5) paragraphs (C) and (G), has been completed at Tenant's satisfaction; (ii) the Tenant has full use and access to the Offices; and (iii) the Landlord has obtained a certificate from Landlord's architect specifying the Landlord's work at the Offices has been completed in accordance with the drawings and specifications as defined in Clause 5(A).

"Term" shall mean the period commencing on the Commencement Date and ending on the Expiration Date, being approximately seven (7) years.

2.  PREMISES AND TERM.

Premises and Term.   Subject to the terms, covenants and conditions contained in this Lease, Landlord hereby grants to Tenant the use and possession of the Premises for the Term and Tenant hereby accepts same for the Term. The Premises shall be used and occupied by Tenant solely for the Permitted Uses and for no other purpose without Landlord's prior written consent. If Tenant takes possession or enters into occupancy of the Premises prior to the Commencement Date, such possession or occupancy shall be pursuant to all the terms, covenants and conditions of this Lease. The Premises is demised subject to (a) the existing state of title as of the commencement of the Term, (b) any state of facts which an accurate survey or physical inspection thereof might show, and
(c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction. Landlord has not made, does not make, and has not authorized anyone else to make any representation as to the present or future physical condition, operation, or any other matter or thing pertaining to the Premises except as expressly set forth herein.

3. BASE RENT.

Tenant shall deposit monthly installments of Base Rent, along with applicable value added tax, directly into the Rent Payment Account or at such other place designated by Landlord by written notice given to Tenant to that effect, monthly, in advance, on the first day of each calendar month during the Term, without notice or demand and without any setoff, abatement or counterclaim, unless otherwise provided hereunder. Deposits of rent will be made by Tenant directly into the Rent Payment Account by, at the election of Tenant, wire transfer or intra-or inter-bank transfer of funds within the Mexican banking system or by check drawn on an account in a Mexican bank. Landlord agrees to deliver to Tenant monthly rental invoices which shall comply with all applicable legal and tax requirements and include a breakdown of the value added tax. Said rental invoices shall be issued and delivered on the date rent is paid and shall contain the amount of rent paid in Dollars of the United States of America. If the Commencement Date does not occur on the first day of a calendar month or if the Term does not expire or terminate on the last day of a calendar month, rent payable hereunder shall be prorated for such partial month on the basis of a thirty (30) day month. In addition to all other rights and remedies provided Landlord, all amounts payable hereunder which remain unpaid for five (5) days after their respective due dates shall bear interest from the date that the same became due and payable to and including the date of payment, whether or not demand is made therefor, at the rate of twelve percent (12%) per annum.

4.  TAXES AND UTILITIES; NET LEASE.

(A) Taxes. Tenant covenants to reimburse Landlord the legally determined amount of property tax ("impuesto predial") applicable to the Premises during the Term.

(B) Utilities. Tenant shall directly contract for all utilities of every type and nature required by it in its use of the Premises and shall pay or cause to be paid, when due, all bills for water, sewerage, heat, gas, electricity and other utilities, if any, used on, in connection with, or chargeable against the Premises directly to the appropriate provider. Tenant shall pay all deposits, substation contribution fees and connection fees with respect to the delivery of utilities to the Premises.

(C)  Net Lease.   It is the purpose and intent of Landlord and Tenant that the rent payable hereunder shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the rent specified herein in each year during the Term. To the extent applicable, value added tax will be paid by Tenant on all Landlord reimbursements required to be paid hereunder, as indicated in the applicable invoice from Landlord to Tenant.

5.  LANDLORD'S WORK.

(A) Attached hereto as EXHIBIT E are plans and outline specifications including, without limitation, working drawings, construction drawings, and electrical, mechanical and plumbing drawings necessary to construct the Building (collectively, the "Drawings and Specifications" which Landlord and Tenants have approved.

(B) Changes to the Drawings and Specifications shall only be made by written change orders ("Change Order(s)") signed by Landlord and Tenant. In the event Tenant wishes to make changes to the Drawings and Specifications, Tenant shall submit a written request to Landlord stating with specificity the requested modifications. Tenant will pay for any increase in Landlord's cost of construction as well as any additional costs incurred in revising the Drawings and Specifications on account of such requested modification. Landlord shall l provide to Tenant, within ten (10) days from the date on which Landlord receives the respective change request from Tenant, a good faith estimate of any such additional costs and of the delay (the "Modifications Delay(s)"), if any, to be caused by the requested change, and after receiving such estimate, Tenant shall have the right to decline to proceed with such modifications by notice given within three (3) days after receipt of such estimate (with Tenant obligated to pay, within five (5) business days after receipt of an invoice, the reasonable costs incurred by or on behalf of Landlord in preparing such estimate). If Tenant accepts to proceed with the requested modifications after having reviewed the Landlord's aforesaid estimate, it shall so notify it to Landlord in writing within three (3) days after receipt of such estimate, and Landlord shall be obligated to make the requested modifications. Any Modification Delay will not extend the Commencement Date, unless the parties expressly agree otherwise in the applicable Change Order.

(C) Landlord shall, at its sole cost and expense, construct or cause the construction of the Building in strict accordance with the Drawings and Specifications, in a good and workmanlike manner, in compliance with all applicable laws, codes, ordinances and regulations, and shall cause (i) Pre-Completion of the Plant by February 28th, 2001 (two thousand and one), (ii) Substantial Completion of the Plant no later than on March 15th, 2001 (two thousand and one), and (iii) Substantial Completion of the Offices no later than on June 15th, 2001 (two thousand and one). The dates of Pre-Completion and the Substantial Completion Date will each be subject to extension, on a day for day basis, for the period of any Modification Delays . The Commencement Date will not be delayed on account of any delay in Substantial Completion attributable to any negligence or willful misconduct of Tenant or any agent, contractor or representative of Tenant.

(D) "Pre-Completion of the Plant" shall mean that the Plant is sufficiently complete for Tenant to install at the Plant Tenant's fixtures, machinery and equipment. From and after the date of Pre-Completion of the Plant, upon reasonable prior notice to Landlord (for construction scheduling purposes), Tenant shall be permitted access to the Plant for such installations. It is expressly understood and acknowledged by the parties that such access will be subject to all of terms and conditions of this Lease on the part of Tenant to be performed or observed except that (i) rent shall not be payable during such period and (ii) Landlord's indemnification obligations under Clause 11 shall not be in force during such period.

(E) On March 15th, 2001 (two thousand and one), Tenant shall meet with Landlord to inspect the work at the Plant and determine whether or not Substantial Termination of the Plant has taken place. Within five (5) days after Tenant's inspection of the work, and provided any incomplete items are such that at Tenant's sole discretion do not prevent Tenant from using or occupying the Plant for the Permitted Uses, Tenant shall (i) submit to Landlord a punch-list ("Punch-list of the Plant") of incomplete items whose lack of completion do not prevent Tenant from using or occupying the Plant for the Permitted Uses, and
(ii) take possession of the Plant. Landlord shall complete at its sole cost and expense such punch-list items within 60 (sixty) days after receipt of the Punch-List. Tenant's possession of the Plant shall be effective for the purposes of this Agreement upon Tenant's written acceptance and acknowledgement, made within the aforesaid five-day period, that the Plant is in the condition required by the Drawings and Specifications, except as to incomplete items as set forth on the Punch-list of the Plant. Said acceptance and acknowledgement shall be evidenced by the execution of EXHIBIT "B".

(F)  If from the inspection referred to in the immediately preceding paragraph
(E) of this Clause it turns out that the incomplete items are such that at Tenant's sole discretion do prevent Tenant from using or occupying the Plant for the Permitted Uses, Tenant shall indicate to the Landlord, in writing, what the incomplete items are and shall grant to Landlord 15 (fifteen) additional calendar days beginning on March 15th, 2001 (two thousand and one) for Landlord to complete or correct said items, as the case may be, in the shortest time possible within the granted extension and making to that effect its best efforts in good faith, it being understood that during the said extension Tenant shall not be obligated to pay rent. If after the elapsing of said extension of

15 (fifteen) days the Plant continues to be, at Tenant's discretion, unfit for being used or occupied by Tenant for the Permitted Uses, then Tenant shall be entitled to, at its sole discretion, (i) terminate this Agreement without any liability for Tenant, by giving written notice thereof to Landlord, or
(ii) grant Landlord a second extension of the Substantial Completion Date of the Plant of up to 30 (thirty) calendar days beginning on March 30th, 2001 (two thousand and one), without Tenant being obligated to pay rent during such second extension, in which case Landlord shall be obligated to complete the Plant in the shortest time possible within the granted extension and making to that effect its best efforts in good faith. Tenant's possession of the Plant shall be effective for the purposes of this Agreement upon Tenant's written acceptance of the Plant and written acknowledgement that the Plant is in the condition required by the Drawings and Specifications, except as to incomplete items as set forth on the Punch-list of the Plant. Said acceptance and acknowledgement shall be evidenced by the execution of Exhibit "B".

(G) On June 15th, 2001 (two thousand and one), Tenant shall meet with Landlord to inspect the work at the Offices and determine whether or not Substantial Termination of the Offices has taken place. Within five (5) days after Tenant's inspection of the work, and provided any incomplete items are such that at Tenant's sole discretion do not prevent Tenant from using or occupying the Offices for the Permitted Uses, Tenant shall (i) submit to Landlord a punch-list ("Punch-list of the Offices") of incomplete items whose lack of completion do not prevent Tenant from using or occupying the Offices for the Permitted Uses,
and (ii) take possession of the Offices.   Landlord shall complete at its sole
cost and expense such punch-list items within 30 (thirty) days after receipt of the Punch-List for the Offices. Tenant's possession of the Offices shall be effective for the purposes of this Agreement upon Tenant's written acceptance of the Offices and writeen acknowledgement that the Offices are in the condition required by the Drawings and Specifications, except as to incomplete items as set forth on the Punch-list of the Offices.

(H) Landlord undertakes to deliver to Tenant, no later than on August 15th, 2001 (two thousand and one) a certified copy of the certificate of termination of works and consent for the occupation and use (or "certificado de terminacion de obra y anuencia para uso y ocupacion") issued by the government of the City of Hermosillo in connection with the Premises, it being understood that the non-performance of such obligation by Landlord shall entitle Tenant to withhold payment of the rents that may become payable during said lack of performance by Landlord.

(I) Landlord undertakes to apply for and obtain, at its own expense, and to deliver to Tenant no later than on the Commencement Date or within 90 calendar days after the Commencement Date, a certified copy of the construction and Land Use License issued by the City Government of Hermosillo in connection with the Premises. Landlord's non-performance of the aforesaid obligation shall entitle Tenant to early terminate this Agreement without any liability for Tenant derived from said termination, by written notice to that effect given to Landlord at any moment after the elapsing of the aforesaid 90-day period.

6.  PARKING; SECURITY.

Tenant shall have the exclusive use of the Parking Spaces located within the parking facilities included as part of the Premises. Landlord shall not be liable for any damage to, or any theft of, vehicles, or contents thereof, within the parking facility, nor shall Landlord have any other obligation to provide security or security measures at the Premises, all of which shall be Tenant's responsibility.

7.  REPAIRS AND MAINTENANCE.

(A)  Landlord's Obligations.   Landlord, at its expense, shall maintain and
repair the foundations, structure, exterior walls,and roof of the Building provided that Tenant shall reimburse Landlord for the cost of any repairs or maintenance performed by Landlord if caused by the negligence or criminal or willful misconduct of Tenant or its agents, employees, contractors, invitees and licensees. Landlord may enter the Premises at any time in an emergency, or at all reasonable times for any purpose permitted hereunder, including, without limitation, showing the Premises, during the last twelve (12) months of the Term, to prospective tenants, purchasers or lender. Landlord shall use reasonable efforts to minimize interference with Tenant's conduct of business in connection with Landlord's performance of any work described in this Clause 7 (seven). Tenant agrees to notify Landlord promptly of any defective condition known to Tenant which Landlord is obligated to repair. Except as provided herein, Landlord shall not be obligated to provide any maintenance, repairs or services to Tenant or the Premises.

(B) Tenant's Obligations.   Except for Landlord's obligations set forth above,
Tenant, at its sole cost and expense, shall keep, repair and maintain the Building and all fixtures and equipment therein, including, without limitation, all plumbing, heating, air-conditioning, electrical, gas, water, sewerage and similar systems, fixtures and equipment as well as the interior of the Building (including interior walls, ceiling and floor coverings), window glass, loading docks, exterior steps, doors and signs of Tenant on the outside of the Building, as well as all areas at the Premises outside of the Building (including, without limitation, parking facilities, driveways and landscaping) in good repair, order and condition and in accordance with all Laws. Tenant shall keep the Premises clean and in good order and shall arrange and pay for all garbage and refuse removal. All repairs, maintenance and replacements to be made or performed by Tenant shall be performed in a good and workmanlike manner in accordance with applicable laws and regulations and the provisions of this Lease and shall be at least the same quality and design as the original work or item.

8.   ASSIGNMENT AND SUBLEASING.

Only with the prior written approval of Landlord, Tenant may assign or convey this Agreement or any rights hereunder, or allow the use or occupation of the Premises by any other individuals or corporations, or wholly or partially sublease the Premises.

9.  TENANT'S INSURANCE.

Tenant shall maintain throughout the Term, at its expense, the following insurance: (i) Fire and extended coverage insurance, naming Landlord as insured and beneficiary, covering the Premises (hereinafter the "Improvements") against loss or damage by fire, flood, windstorm, hail, earthquake, explosion, riot, damage from aircraft and vehicles, smoke damage, vandalism, malicious mischief and such other risks as are from time to time covered under "extended coverage" endorsements and special extended coverage endorsements commonly known as "all-risk" endorsements in an amount equal to the full replacement value of the Building (which value is presently determined to be Six Million Dollars of the United States of America [US$6,000,000]) and containing the waiver of subrogation required in this Clause 9 (nine), (ii) commercial general liability insurance on an occurrence basis providing coverage for bodily injury (including death), property damage and products liability insurance (where such exposure exists) containing a broad form contractual liability endorsement with a combined single limit of at least [One Million Dollars of the United States of America (US$1,000,000) per occurrence and Two Million Dollars of the United States of America (US$2,000,000) in the aggregate for all occurrences within any policy year]. The foregoing policies shall name Landlord and any party designated by Landlord as an additional insured as their respective interests may appear.

All insurance shall be placed with reputable companies licensed to do business in accordance with applicable law and reasonably approved by Landlord and shall be written as primary policies with annual deductibles not to exceed Ten Thousand Dollars of the United States of America (US$10,000), and with any other policies shall serve as excess coverage. Tenant shall deliver original certificates of all such policies prior to the Commencement Date and each anniversary date thereafter, which shall provide that no cancellation or non-renewal of such policies shall be effective without thirty (30) days prior written notice from the insurer to Landlord. Each party shall obtain a waiver of subrogation or consent to a waiver of right of recovery against the other party, and each hereby agrees that it will not make any claim against or seek to recover from the other party for any loss or damage covered by its fire and extended coverage insurance. Tenant shall not do any act or thing in the Premises or store anything therein except as now or hereafter permitted by any fire department, board of fire underwriters, or insurance rating organization having jurisdiction or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the existing rate of, or adversely affect, or cause a cancellation of, any insurance policies covering the Premises.

10.  EMINENT DOMAIN AND CASUALTY.

(A)  Eminent Domain.   If all or substantially all of the Premises is taken by a
public authority pursuant to the exercise of the power of eminent domain, this Lease shall terminate on the date on which the condemning authority takes possession of the Premises ("Date of Such Taking"). If part of the Premises is taken such that, in Landlord's opinion, the Premises cannot be restored to an economically viable condition, or if the holder of any mortgage encumbering the Premises requires application of the condemnation proceeds to the reduction of the mortgage indebtedness, Landlord may terminate this Lease upon thirty (30) days prior written notice to Tenant. If Landlord does not terminate this Lease and the condemnation renders all or a substantial portion of the Premises untenantable, Tenant may terminate this Lease effective on the Date of Such Taking by written notice given no later than fifteen (15) days after the Date of Such Taking. Upon a partial taking which does not result in a termination of this Lease: (i) rent shall be adjusted to reflect the reduced amount of rentable area in the Building and (ii) Landlord shall restore the Premises, but only to the extent of funds available to Landlord from the consideration paid for such taking. Landlord shall not be obligated to replace or restore any improvements or alterations to the Premises made by or on behalf of Tenant, or any of Tenant's leasehold improvements, personal property, furniture, fixtures or equipment. Upon any taking, Landlord shall be entitled to any resulting damages, awards or any interest therein, and Tenant shall have no claim for the value of any unexpired term of the Lease or otherwise. Tenant may independently claim for the value of its furniture, fixtures and equipment or moving expenses, provided that such claim shall not diminish Landlord's claim.

(B)  Casualty.   If the Premises or a substantial portion thereof is rendered untenantable by fire, an act of God or force majeure, or any other cause and Landlord reasonably determines (based on the determination of an independent architect or engineer) that the damage cannot be repaired within one hundred twenty (120) days after Landlord is notified of the casualty, then either Landlord or Tenant may, within thirty (30) days after such determination (which shall be provided to Tenant), give the other notice of termination of this Lease, and the Term shall expire thirty (30) days after such notice is given, with rent being apportioned as of the date of Lease termination. If either Landlord or Tenant have not elected to terminate as herein provided, Landlord shall repair the Premises, but only to the extent of the insurance proceeds actually received by Landlord, with Tenant obligated to pay any deductible. If such repair is not completed within one hundred eighty (180) days, the Tenant shall have the right to terminate this lease by giving written notice to Landlord which termination shall be effective thirty (30) days after such notice is given. If insurance proceeds paid to Landlord are not sufficient to complete the required repairs and Landlord elects not to complete same, Landlord shall notify Tenant and Tenant shall have the right to terminate the Lease. During any period Tenant is not able to occupy the Premises on account of any repair or restoration, Tenant will have no obligation to pay rent or other amounts due hereunder. Tenant shall give Landlord prompt written notice of any damage to the Premises by fire or other casualty. Landlord's obligations to restore are strictly limited to the replacement of the basic Building area. Landlord shall not be obligated to restore any alterations, personal property, furniture, fixtures or equipment.

11.  INDEMNIFICATION AND COMPLIANCE WITH LAWS.

(A) Tenant shall defend, indemnify and hold Landlord and its officers, directors, employees, attorneys and agents (collectively, the "Indemnities") harmless from and against any and all demands, cause of action, judgements, costs, expenses, losses, damages, claims, or liability for any damage to any property or injury, illness or death of any person (i) arising out of or in any way related to claims for labor performed or materials furnished to Tenant or the performance of any work done by or for the account of Tenant, whether or not Tenant obtained Landlord's permission to have such work done, labor performed or materials furnished (excluding the Landlord's work); or (ii) arising out of or in any way related to any breach of a covenant or condition in the Lease to be performed by Tenant. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease.

(B) Landlord or its agents shall not be liable to Tenant for any claims with respect to (i) any death or injury suffered by Tenant or any employee, contractor, licensee, invitee, guest, agent or customer of Tenant (each, a "Tenant Party") or any other person, from any causes whatsoever, other than as a result of Landlord's negligence or willful misconduct, or ii) any loss or damage or injury to any property within the Premises belonging to Tenantor any other person, other than as a result of Landlord's negligence or willful misconduct and only up to Twenty Thousand Dollars of the United States of America (US$20,000). In addition, Landlord or its agents shall not be liable for interference with any utility, service, or ventilation, or any loss or damage for which Tenant is required to insure or resulting from any construction, alterations or repair required or permitted to be Performed by Tenant hereunder. Notwithstanding the foregoing, if any utility or service provided to the Premises is interrupted or diminished by any reason (including the public interest), which interruption is not caused by the negligence or willful misconduct of the Tenant, for more than five (5) days, the obligation to pay rent shall be suspended until such utility or service is restored. In the event such interruption continues for more than thirty (30) days, the Tenant shall have the right to terminate this lease at any time prior to the restoration of such utility or service, provided the interruption is the result of the Landlord's negligence of willful misconduct.

(C) Tenant, at its expense, shall comply with all Laws, including, without limitations, any Laws relating to any material that is prohibited, limited or regulated as a toxic or hazardous substance, health or environmental hazard or pollutant under any Laws ("Hazardous Materials"). Neither Tenant nor any Tenant Party shall use, generate, store, treat, transport, dispose of or release any Hazardous Materials at the Premises other than non-material and non-reportable quantities of Hazardous Materials used in connection with the Permitted Uses and only if property and legally used and stored and disposed of at Tenant's cost. Landlord and Tenant each warrant to the other that it is now complying with, and agrees, at all times during the term of this Lease or any extension hereof, to comply with those provisions of the social security of such other laws of the municipality and the state within which they operate, which require them to provide social security for their workers. Tenant shall not be responsible for any hazardous materials or the presence of hazardous materials on the Land or the Building occurring prior to the commencement date.

12. QUIET ENJOYMENT AND SUBORDINATION.

(A) Landlord covenants and agrees that, upon Tenant's performance of all the terms, covenants and conditions hereof on Tenant's part to be performed, Tenant shall have, hold and enjoy the Premises, subject to the terms, covenants and conditions of this Lease.

(B) This Lease is subject and subordinate to any mortgage, deed of trust or deed to secure debt (each, a "Mortgage"); any easement agreements; all ground and underlying leases; and to any renewals, modifications, extensions, replacements, and substitutions of any of the foregoing, now or hereafter affecting the Premises. This provision shall be self-operative and no further instrument of subordination shall be required; provided, however, that upon request, Tenant shall execute and deliver instrument(s) in recordable form confirming this subordination. The parties acknowledge that, pursuant to the Civil Code for the State in which the Premises is located, this Lease shall survive any foreclosure of any Mortgage. Landlord may assign the rents and its interest in this Lease to the holder of any Mortgage.

13.  EVENTS OF DEFAULT.

In addition to any other event specified in this Lease as an event of default, the occurrence of any one or more of the following events during the Term (each, as "Event of Default") shall constitute a breach of this Lease by Tenant, and Landlord may exercise the rights set forth is Clause 14 (fourteen) or as otherwise provided at law: (1) Tenant fails to pay any sum payable hereunder within ten (10) days after written notice thereof from Landlord to Tenant; or
(2) Tenant fails to perform any of the other covenants, terms or conditions of this Lease to be performed by Tenant (other than any monetary default), and, unless expressly provided elsewhere in this Lease, such default shall continue for thirty (30) days after written notice thereof from Landlord to Tenant, or, in the case of a default which cannot with due diligence be cured within thirty
(30) days, Tenant fails to commence such cure promptly within such thirty (30) day period and thereafter diligently prosecute such cure to completion; or (3) Tenant files a voluntary petition in bankruptcy or becomes insolvent within the meaning of any applicable bankruptcy code (the "Code"), or a petition is filed against Tenant or Guarantor under the Code and is not dismissed with the prejudice within sixty (60) days after filing, or Tenant seeks or consents to the appointment of a receiver or other custodian for any substantial part of the Tenant's properties or any part of the Premises, or (4) a lien or claim is filed against the Premises arising out of any work performed by or on behalf Tenant and Tenant fails to discharge, or provide appropriate surety bond for such lien or remedy such claim within thirty (30) days after receiving notice of the filing thereof.

14.  LANDLORD'S REMEDIES.

Upon the occurrence of an Event of Default, Landlord may pursue any remedies available to Landlord under Laws including, without limitation, the right of
specific performance or     payment of damages to the extent permitted by Laws.
Upon the occurrence of an Event of Default, Landlord may give Tenant written notice of its election to rescind this Lease, whereupon Tenant's right to possessions of the Premises shall cease on the day specified therein, and this Lease shall be terminated.

15.  HOLDING OVER.

If Tenant remains in possession of the Premises after the expiration or other termination of the Term, or after the expiration of the legally provided one-year extension, as the case may be, then, at Landlord's option, Tenant shall be deemed to be occupying the Premises as a non-fixed term ("tacita reconduccion") tenant pursuant to Laws, at a monthly rental equal to one hundred fifty percent (150%) of the monthly rent payable hereunder during the last month of the Term, along with the value added tax. Tenant shall defend, indemnify and hold Landlord harmless from and against all claims, losses and liabilities for damages resulting from failure to surrender possession upon the Expiration Date or sooner termination of the Term, and such obligations shall survive the expiration or sooner termination of this Lease. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or such person may have under applicable law to obtain an equitable stay in connection with any holdover summary proceedings instituted by Landlord.

16.  NOTICES.


All notices, communications and notifications which are required from or permitted to the parties with respect to this Agreement shall be addressed to the persons indicated below and delivered at the domiciles indicated below, unless the parties establish any other address at least 15 (fifteen) calendar days prior to the date on which such change is to become effective:


(A)  If to Landlord:

Fraccionadora Dinamica del Pacifico S.A. de C.V.
Bulevard Rodriguez # 74
Hermosillo, Sonora, Mexico
To the attention of: Mr. Jose Maria Aguirre Ramos

(B)  If to Tenant:

CMC Industrias Hermosillo S.A. de C.V.
Carretera Internacional Hermosillo-Nogales
Kilometro 8.5
Hermosillo, Sonora
To the attention of: Mr. Simon Perez Gonzalez

with a copy to:  Lizarraga, Robles, Tapia y Cabrera S.C.
To the attention of: Messrs. Eduardo Robles Elias and Jose Joaquin Cabrera Ochoa
Boulevard Miguel Hidalgo 64
Colonia Centenario
Hermosillo, Sonora, Mexico 83260

(C)  If to Guarantor:

ACT Manufacturing, Inc.
2 Cabot Road
Hudson, Massachusetts, U.S.A. 01749
To the attention of: President

with a copy to: Testa, Hurwitz & Thibeault, LLP
125 High Street - Oliver Street Tower
Boston, Massachusetts, U.S.A. 02110
To the attention of:  Real Estate Department

Notices, communications and notifications shall be deemed effective on the business day following that on which they were effectively delivered to any person of legal age at the aforementioned addresses, notwithstanding they are actually and effectively received or not received by the addressee. If sent by mail, notices communications and notifications shall always be sent by certified mail with acknowledgment of receipt.

If such notices, notifications or communications are not addressed to the attention of the aforementioned parties, they shall not be used against the sending party, which may invoke them to its own benefit.


17.  BROKERS.

Tenant represents and warrants to Landlord that it has not dealt with any broker
in connection   with the negotiation and/or execution of this Lease. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by Tenant of this representation and such obligations shall survive the expiration or sooner termination of this Lease.

18.  FORCE MAJEURE.

Any obligation of Landlord which is delayed or not performed due to acts of God, strike, riot, shortages of labor or materials, war, acts of terrorism, governmental laws or action, or lack thereof, inaction by any governmental authority with respect to the issuance of any licenses or permits necessary to perform an act of Landlord hereunder or any other causes of any kind whatsoever which are beyond Landlords reasonable control (each, a "Force Majeure"), shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance.

19. NO SETOFF.

Unless otherwise provided hereunder, all agreements, covenants and activities to be performed by Tenant hereunder shall be at Tenant's expense and without any abatement of rent, and Tenant shall not be entitled to any setoff, offset or abatement of any rent due Landlord hereunder if Landlord fails to perform its obligations hereunder. In no event shall Landlord, any holder of a mortgage be responsible for any consequential damages incurred by Tenant resulting from a default by Landlord, as consequential damages are known in the American legal system, it being understood, however, that Landlord shall be responsible for damages and losses as provided for in the Mexican "Codigo Civil Federal" and in the "Codigo Civil para el Estado de Sonora", as one or the other may be applicable, but only up to Twenty Thousand Dollars of the United States of America (US$20,000).

Notwithstanding the foregoing, Tenant shall have the right to setoff and/or deduct from its rent obligation any and all amounts which Tenant pays, and/or any damages incurred by Tenant and/or by any parent or subsidiary of Tenant, including the Guarantor, which directly or indirectly result from Landlord's failure to fulfill its obligations under any financing arrangement Landlord may currently or in the future have with a lender or other financial institution inside or outside Mexico.

20.  LIMITATION OF LANDLORD LIABILITY.

(A) The term "Landlord" as used herein shall mean only the owner of the Premises. Upon a transfer of title or lease of the Premises, the transferor shall be relieved of all covenants and obligations of Landlord hereunder and Tenant shall look solely to the successor in interest of the transferor as Landlord hereunder. Tenant agrees to attorn to the transferee or assignee, such attornment to be self-operative.

(B) In no event shall Landlord be liable to Tenant for any failure of other tenants in the Premises, if any, to operate their businesses, or for any loss or damage caused by the acts or omissions of any other tenants. Notwithstanding anything to the contrary contained herein, neither Landlord, nor any general or limited partner in or of Landlord, whether direct or indirect, nor any direct or indirect partners in such partners, nor any disclosed or undisclosed officers, shareholders, principals, directors, employees, partners, servants or agents of Landlord, nor any of the foregoing, nor nay investment adviser or other holder of any equity interest in Landlord, their successors, assigns, agents, or any mortgagee in possession shall have any personal liability with respect to any provisions of this Lease.

21. ESTOPPEL CERTIFICATE.

Tenant shall deliver within, twenty (20) days after Landlord's written request therefor, a certificate to the party designated to such request, in the form supplied, certifying that (1) this Lease is unmodified and in full force and effect (or stating any modifications then in effect), (2) that there are no defenses or offsets thereto (or stating those claimed by Tenant), (3) the dates to which rent has been paid, and (4) as to any other information reasonably requested.

22.  MISCELLANEOUS.

(A) Landlords failure to exercise its rights with respect to a breach of any term, covenant or condition contained herein shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition contained herein.

(B) Tenant acknowledges that it has not relied on any representations or agreements except those expressed herein, and that this Lease contains the entire agreement of the parties. No modifications of this Lease shall be binding or valid unless in writing and executed and delivered by both parties. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease, including the stipulation of the Term, shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

(C) The submission of this document for review does not constitute an option, offer or agreement to lease space. This document shall be effective only upon Landlord's and Tenant's execution.. Except as expressly contained herein, neither Landlord nor Landlord's agent has made representations, warranties or promises with respect to the Premises or this Lease. Landlord and Tenant each acknowledge that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance.

(D) This Lease shall be construed in accordance with the laws applicable in the Mexican state in which the Premises is located. Unless herein waived, Landlord and Tenant acknowledge that all of the applicable statutes of such state are superimposed on the rights, duties and obligations of Landlord and Tenant hereunder.

(E) Where Tenant is required by this Lease to pay any sum of money or to do any act within an indicated period or by a particular date, it is understood that time is of the essence.

(F) If any term or provision of this Lease shall, to any extent, be illegal, invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and all other terms and provisions of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(G) The parties acknowledge that pursuant to applicable Mexican law, this Agreement shall be filed and recorded with the Public Registry of Property and Commerce of Hermosillo, Sonora, Mexico, for which purpose either party may request that this Agreement be notarized ("protocolizado") by a Mexican notary public. Tenant hereby authorizes Messrs. Eduardo Robles Elias, Jose Joaquin Cabrera Ochoa, and Ivan Moreno Torrescano to, jointly or severally, request and obtain said notarization on its behalf, and request and obtain the aforesaid recordation also on behalf of Tenant.

(H) Unless otherwise stipulated in this Agreement, all references to days shall be understood as made to calendar and not to working days.

23.  ARBITRATION.

Any disputes or differences arising under this agreement between the Landlord and the Tenant, including any disputes regarding the legal effect, performance and interpretation hereof and the compliance with any obligations hereunder, shall be resolved or settled through an arbitration decision according to the following rules:

(A)  Rules of the Arbitration.

The arbitration shall be governed by the rules established in Book Five, Title IV (four) of the Mexican Commercial Code (as for that which has not been modified by this clause) and the rules set forth in this clause. The arbitration decision shall be rendered pursuant to all such rules.

(B)  Place of arbitration.
Arbitration shall be conducted in Hermosillo, Sonora, at the offices agreed by the arbitration court.

Without prejudice to what is set forth in the foregoing paragraph, the arbitration court may hold meetings in any place or office it deems appropriate for its members to deliberate, hearing the parties, witnesses or experts, and examining properties or documents.

(C)  Arbitration Court.

The arbitration court shall consist of three members. One arbitrator shall be appointed by the plaintiff, a second arbitrator shall be appointed by the arbitrators and the third arbitrator shall be appointed by the arbitrators designated by the plaintiff and the defendant.

If the defendant does not appoint its corresponding arbitrator within 10 (ten) calendar days from the date of receipt of the plaintiff's request to refer the dispute to arbitration and for the defendant to appoint an arbitrator, then, at the request of the plaintiff, such appointment shall be made a competent state or federal judge of Hermosillo, Sonora, whose resolution shall be unappealable or irrefutable by any other means, including a proceedings to protect constitutional rights.

The plaintiff's request referred to in the foregoing paragraph must also indicate the arbitrator appointed by the plaintiff.

In the event the two arbitrators appointed by the parties fail to reach an agreement as regards the appointment of the third arbitrator within 10 (ten) calendar days from the date on which the defendant appointed its arbitrator, then, at the request of any of the parties or arbitrators, the third arbitrator shall be appointed by a competent federal or state judge of the city of Hermosillo, Sonora, whose resolution shall be unappealable or irrefutable by any other means, including a proceeding to protect constitutional rights.

Arbitrators must be individuals of legal age, legally qualified, morally reliable, independent and impartial, with experience in commercial disputes and, preferably, attorneys at law.

The arbitrators may also be companies or entities specialized in arbitration services. However, in any case, any individual who respectively represents such companies must fulfill the requirements specified in the immediately preceding paragraph.

All decisions rendered by the arbitration court, including the arbitration award and any kind of resolution must be made by majority of votes.

(D)  Arbitration Language.

Arbitration shall be conducted in the Spanish language. This rule is applicable to all written documents by the parties, all hearings and any award, decision or communication of any other kind rendered by the arbitration court.

(E)  Applicable Substantive Law.

Differences or disputes shall be resolved or settled through the application of the Mexican substantive law, including its rules regarding the determination of the applicable law.

(F)  Applicable Procedural Law.

Arbitration proceedings shall be governed by what is determined by the arbitration court in accordance with article 1,435 (one thousand four hundred thirty five), second paragraph of the Commercial Code, seeking (i) the prevalence of material truth over formal truth, (ii) the equality of the parties, and (iii) their full opportunity to offer and furbish evidence and exercise their rights.

(G)  Arbitration Award.

A process for the annulment of the arbitration award can only be initiated before a judge or court legally qualified to hear its acknowledgement or enforcement. The resolution of annulment of the arbitration award can only be appealed through a proceeding to protect constitutional rights.

The resolution of acknowledgement and enforcement of the arbitration award can only be appealed through a proceeding to protect constitutional rights.

(H) Reiteration of the arbitration commitment and express waiver of other procedures.

The parties clearly, precisely and irrevocably waive any other procedure for the settlement of disputes they would be entitled to under the law in the absence of the arbitration agreement object of this clause, including any mercantile executory proceeding.

(I)  Precautionary Measures.

Notwithstanding what is set forth in this clause, the parties may request precautionary measures from the competent state or federal courts, and such request shall not be construed as a waiver or abandonment of the right to solve or settle definite matters as stipulated in this clause.

(J)  Costs of the arbitration and attorneys' fees.

The parties shall pay the costs of the arbitration, including the arbitrator's fees, by equal portions. Each party shall pay the fees and the costs of their respective attorneys.

(K)  Judicial remedies.

This clause shall not be interpreted as prohibiting the requesting from competent tribunals of judicial actions in support of the arbitration, including, without being limited thereto, motions to submit to arbitration, motions to stay judicial proceedings pending the completion of arbitration proceedings, or motions to issue interlocutory injunctions to do or to refrain from doing, or to repossess, attach, or other similar measures that may be necessary to prevent irreparable damages or losses to one party pending the completion of the arbitration proceedings.

(L)  Waiver of remedies.

The arbitration award shall be recognized and its execution ordered by any competent court. The parties hereby waive any right that they may have to challenge or appeal, before the Mexican tribunals or before any other tribunals, with respect to any juridical issue that may arise during the arbitration proceedings.

(M)  Notices and notifications.

The parties agree that the delivery of any notices or notifications in connection with any arbitration proceedings at their respective addresses designated in this agreement (or at those designated in the future in writing) shall be valid and sufficient.

This Clause on arbitration shall not apply to the Guarantor.

24.  TRANSLATION.   Except for Exhibit "D", this Lease has been prepared both in
English and in Spanish, and . in case of conflict, the Spanish version will control. Exhibit "D" has been drafted and executed in English only.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth above, in two copies that shall be considered one for all legal purposes

                                   Landlord:


                         /s/ Jose Maria Aguirre Ramos,
                         ----------------------------
                Fraccionadora Dinamica del Pacifico S.A. de C.V.
                    represented by Jose Maria Aguirre Ramos
                            Title: Attorney-in-fact
                         Date executed: March 16, 2001

                                    Tenant:


                           /s/ Simon Perez Gonzalez,
                           ------------------------
                    CMC Industrias Hermosillo S.A. de C.V.,
                      represented by Simon Perez Gonzalez
                            Title: Attorney-in-fact
                         Date executed: March 16, 2001


EXHIBITS
--------

A.  PLAN OF LAND
B.  TERM CONFIRMATION LETTER
C. DOCUMENT EVIDENCING LANDLORD'S LEGAL RIGHT TO ENTER INTO AGREEMENT ON BEHALF OF LAND OWNERS
D.  GUARANTY
E.  DRAWINGS AND SPECIFICATIONS OF PLANT AND OFFICES

                                   EXHIBIT A
                                   ---------

                                 Plan Of Land

                               [Graphic Omitted]

                                   EXHIBIT B

                                                      Date: March 15th, 2001

RE:   Lease Agreement (the "Lease") dated March 15th, 2001

     Between Fraccionadora Dinamica del Pacifico S.A. de C.V. ("Landlord") and CMC Industrias Hermosillo S.A. de C.V. ("Tenant")

     Premises: Land and Building (Premises) located at Carretera Internacional Hermosillo-Nogales, kilometer 8.7, Hermosillo, Sonora, Mexico

     The undersigned hereby confirm as of the date set forth above, the following:

   1. Tenant has accepted possession of the Plant on March 15th, 2001, and is currently Occupying same.

   2. The Commencement Date and Expiration Date, as each is defined in the Lease, are as follows:

       Commencement Date: March 15th, 2001

       Expiration Date: March 31st, 2008

   3. The obligation to commence the payment of rent commenced or will commence on March 15th, 2001.

   4. All construction, alterations and improvements required to be performed by Landlord pursuant to the terms of the Lease to cause Substantial Completion of the Plant (as defined in the Lease) have been satisfactory completed, except for the items mentioned in the Punch List of the Plant referenced in Clause 5 (five) of the Lease.

                         Landlord:

                         By:  ____________________________________

                         Title:  ____________________________________


                         Tenant:

                         By:  ____________________________________

                         Title:  ____________________________________

                                   Exhibit C
                                   ----------

Document Evidencing Landlarod's Legal Right to Enter Into Agreement on Behalf of Land Owners

                                   [Omitted]

                                   EXHIBIT D
                                   ---------


                               GUARANTY OF LEASE
                               -----------------


     In consideration of, and as an inducement to Fraccionadora Dinamica del Pacifico S.A. de C.V. ("Landlord") to enter that certain lease of even date herewith (the "Lease") with CMC Industrias Hermosillo S.A. de C.V.("Tenant") for the premises having an address of Carretera Internacional Hermosillo-Nogales, Kilometer 8.7, Hermosillo, Sonora, Mexico and in further consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned, (the "Guarantor"), hereby guarantees, absolutely and unconditionally, to Landlord the full and prompt performance of all terms, covenants, conditions and agreements to be performed and observed by Tenant under the Lease and any and all amendments, modifications and other instruments relating thereto, whether now or hereafter existing, and the full and prompt payment of all damages, costs and expenses which shall at any time be recoverable by Landlord from Tenant by virtue of the Lease and any amendments, modifications and other instruments relating thereto, (hereinafter called "Liabilities of Tenant"); and Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that if Tenant, its successors and assigns, shall default at any time in the payment of Base Rent (as defined in the Lease) or any other sums or charges payable by Tenant under the Lease or in the performance of any of the terms, covenants, provisions or conditions contained in the Lease, Guarantor will forthwith pay to Landlord, its successors and assigns, such Base Rent and other sums and charges and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions of the Lease and will forthwith pay to Landlord all damages that may arise in consequence of any such default by Tenant.

     Guarantor agrees that, upon notice and demand, Guarantor will reimburse Landlord, to the extent that such reimbursement is not made by Tenant, for all expenses (including reasonable attorneys fees and disbursements) incurred by Landlord in connection with any default by Tenant under the Lease or the default by Guarantor under is Guaranty.

     All moneys available to Landlord for application in payment or reduction of the Liabilities of Tenant may be applied by Landlord, in such manner and in such amounts as it may see fit, to the payment or reduction of such of the Liabilities of Tenant as Landlord may reasonably elect.

     This Guaranty shall be a continuing guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason that any security for the Liabilities of Tenant is exchanged, surrendered, or compromised, waived or released in whole or in part, or that any default with respect thereto is waived, whether or not notice thereof is given to Guarantor, and it is understood and agreed that Landlord may fail to set off and may release, in whole or in part, any credit on its books in favor of Tenant, and may extend further credit in any manner whatsoever to Tenant, generally deal with Tenant or any such security as Landlord may see fit; and Guarantor shall remain bound under this Guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, compromise, waiver, inaction, extension of further credit or other dealing.

     Notwithstanding any provision to the contrary contained herein, Guarantor hereby unconditionally and irrevocably waives (a) any and all rights of subrogation to the claims, whether existing now or arising hereafter, Landlord may have against Tenant, but only until such time as the Liabilities of Tenant shall have been fully discharged, and (b) any and all rights of reimbursement, contribution, or indemnity against Tenant which may have heretofore arisen or may hereafter arise in connection with any guaranty or pledge or grant of any lien or security interest made in connection with the Lease. Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the "Subrogation Waiver") is given as an inducement to Landlord to enter into the Lease and, in consideration of Landlords willingness to enter into the Lease, Guarantor agrees not to amend or modify in any way the Subrogation Waiver without Landlord's prior written consent. If any amount shall be paid to Guarantor by Tenant on account of any claim set forth at any time when all the Liabilities of Tenant shall not have been paid in full, such amount shall be held in trust by Guarantor for Landlords benefit, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Landlord to be applied in whole or in part by Landlord against the Liabilities of Tenant, whether matured or unmatured. Nothing herein contained is intended or shall be construed to give Guarantor any rights of subrogation or right to participate in any way in Landlords right title or interest in the Lease, notwithstanding any payments made by Guarantor to or toward any payments due from Guarantor under this Guaranty, all such rights of subrogation and participation being hereby expressly waived and released.

     Guarantor hereby expressly waives notice of acceptance of this Guaranty and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or Tenants successors and assigns, of any of the rights or remedies reserved to Landlord pursuant to provisions of the Lease.

     This is an absolute and unconditional guaranty of payment and not of collection and Guarantor further waives any right to require that any action be brought against Tenant or any other person or entity or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Landlord in favor of Tenant or any other person or entity. Successive recoveries may be had hereunder.

     Each reference herein to Landlord shall be deemed to include it successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, distributees, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

     No delay on the part of Landlord in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; nor in any event shall any modifications or waiver of the provisions of this Guaranty nor any termination hereof effective unless in writing signed by Landlord, nor shall any waiver be applicable except in the specific instance for which given.

     This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of Guarantor on account of the Liabilities of Tenant must be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant, Guarantor, or otherwise, as though such payment had not been made.


     This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the Commonwealth of Massachusetts, U.S.A. and shall be in all respects governed, construed, applied and enforced in accordance with the laws of such State; and no defense given or allowed by the laws of any other State or Country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the Commonwealth of Massachusetts, U.S.A. In any action or proceeding arising out of this Guaranty, Guarantor agrees to submit to personal jurisdiction in the Commonwealth of Massachusetts, U.S.A. Guarantor hereby appoints Testa, Hurwitz & Thibeault, LLP as its agent for service of process in any such action or proceeding. Guarantor agrees to pay all costs and expenses, including, without limitation, reasonable attorneys fees, which are incurred by Landlord in the enforcement of this Guaranty.

     This Guaranty may be executed in one or more counterparts, each of which counterparts shall be an original. If Guarantor is a corporation, partnership, joint venture or unincorporated association, each individual executing this Guaranty on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Guaranty on behalf of such entity and that this Guaranty is binding upon such entity in accordance with its terms.

     All of Landlords rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

     As a further inducement to Landlord to accept the Lease and in consideration thereof, Landlord and Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty, Landlord and the Guarantor shall and do hereby waive trial by jury.

     Any notices which either party herein may desire to give to the other shall be made in writing and shall be given by certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier or be facsimile and shall be deemed to be given on the third (3rd) business day after the date of posting in a United States Post Office or branch post office or one day after delivery to the overnight courier upon receipt of confirmation if by facsimile, and shall be delivered to Landlord, at Bulevard Rodriquez #74, Hermosillo, Sonora, Mexico.

Notices for Guarantor (s) shall be sent to the address(es) set forth below. Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it.

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the _____day of December, 2000.

                                   Guarantor:

                            ACT MANUFACTURING, INC.


                            By: ___________________________

                           Name:___________________________

                           Title: _________________________

                     Date executed: _______________________

                                   Exhibit E

               Drawings and Specifications of Plant and Offices

                                   [Omitted]

                              Page 30 of 30 Pages